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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K
                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 12, 1998

                          EASTGROUP PROPERTIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   MARYLAND
                (State or other jurisdiction of incorporation)

               1-7094                              13-2711135
       (Commission File Number)         (IRS Employer Identification No.)

        300 ONE JACKSON PLACE
       188 EAST CAPITOL STREET
          P.O. BOX 22728
       JACKSON, MISSISSIPPI                       39225-2728
(Address of principal executive offices)          (Zip Code)

                 Registrant's telephone number: (601) 354-3555

         (Former name or former address, if changed since last report) N/A
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                                   FORM 8-K

                          EASTGROUP PROPERTIES, INC.

ITEM 5.  Other Events

  On June 12, 1998, EastGroup Properties, Inc. priced an offering of 1,500,000 shares of 9.00% Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") at $25.00 per share in a public offering. Net proceeds of approximately $35.9 million will be used to repay advances currently outstanding on the Company's working capital facility.

  The Series A Preferred Stock may be redeemed by the Company at $25.00 per share plus accrued and unpaid dividends on or after June 19, 2003, has no stated maturity, sinking fund or mandatory redemption and is not convertible into any other securities of the Company.

  The offering was underwritten by PaineWebber Incorporated, A.G. Edwards & Sons, Inc., J.C. Bradford & Co. and Raymond James & Associates, Inc.

ITEM 7.  Financial Statements and Exhibits

(c)  Exhibits

(1) Underwriting Agreement between EastGroup Properties, Inc., a Maryland corporation, and PaineWebber Incorporated, A.G. Edwards & Sons, Inc., J.C. Bradford & Co. and Raymond James & Associates, Inc. dated June 12, 1998. EastGroup agrees to furnish supplementally to the Securities and Exchange Commission on request a copy of any omitted schedule or exhibit to this agreement.

(2) Articles Supplementary of the Company relating to the 9.00% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 1 to the Company's Form 8-A filed June 15, 1998).

(3)        Opinion of Jaeckle Fleischmann & Mugel, LLP regarding legality.

(4)        Opinion of Jaeckle Fleischmann & Mugel, LLP regarding tax matters.


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                                   FORM 8-K

                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 EastGroup Properties, Inc.
                                                 (Registrant)

Dated:  June 19, 1998                            By: /s/ Diane W. Hayman
                                                 Diane W. Hayman, CPA
                                                 Vice President and Controller
                                                 (Principal Accounting Officer)